UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Bottomline Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25259	02-0433294
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

325 Corporate Drive Portsmouth, NH 03801, USA
(Address of principal executive offices, including Zip Code)

(603) 436-0700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EPAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On March 8, 2022, Bottomline Technologies, Inc. (“Bottomline”) held a special meeting of stockholders (the “Special Meeting”) at 325 Corporate Drive, Portsmouth, New Hampshire 03801.

As of the record date, February 1, 2022, there were 44,977,553 shares of common stock of Bottomline eligible to be voted at the Special Meeting. At the Special Meeting, 35,859,550 shares, or approximately 79.6% of all shares of common stock eligible to be voted at the Special Meeting, were present either in person or by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of Bottomline recommending a vote “FOR” in connection with each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on February 2, 2022 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 16, 2021 (the “Merger Agreement”) by and among Bottomline, Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC) (“Parent”) and Project RB Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Bottomline (the “Merger”), and Bottomline will become a wholly owned subsidiary of Parent. At the Special Meeting the Merger Proposal was approved, with 35,697,489 shares voting for the Merger Proposal, 8,259 shares voting against and 153,802 shares abstaining.

The approval of the Merger Proposal satisfies one of the conditions required to consummate the Merger. The consummation of the Merger is expected to occur in the second calendar quarter of 2022, following approval of the change of control of Bottomline Payment Services Limited (a U.K. based subsidiary of Bottomline) by the Financial Conduct Authority in the United Kingdom, as previously disclosed.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. At the Special Meeting the Adjournment Proposal was approved, with 33,396,855 shares voting for the Adjournment Proposal, 2,301,508 shares voting against and 161,187 shares abstaining, although as a result of the Merger Proposal being approved, the Adjournment Proposal was rendered moot.

As required by Section 14A of the Securities Exchange Act of 1934, Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger. Pursuant to the applicable SEC rules governing the Merger Compensation Proposal, the advisory vote is not specific to any particular named executive officer or any specific element of compensation that will or may be provided. As described in the Definitive Proxy Statement, the Merger will result in additional vesting credit for all outstanding Bottomline equity awards (including those held by non-officer employees, as well as those held by named executive officers) and may have certain other consequences under existing agreements Bottomline has with certain of its named executive officers. The agreements with Bottomline’s named executive officers were not entered into in connection with the Merger. At the Special Meeting the Merger Compensation Proposal was not approved, with 17,634,127 shares voting for the Merger Compensation Proposal, 17,702,781 shares voting against and 522,642 shares abstaining. As noted above, due to the nature of the Merger Compensation Proposal, it is not possible to identify which compensation element or elements resulted in the decision to vote for or against the Merger Compensation Proposal. Because the Merger Compensation Proposal is a non-binding advisory vote, the results of such vote will not impact any of Bottomline’s contractual commitments or Bottomline’s plans or ability to move forward with those commitments.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that do not directly or exclusively relate to historical facts. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the Merger will not close when expected, if at all. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in the Company’s filings with the Securities and Exchange Commission, including in its most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this document or in the Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Eric Morgan
Name:	Eric Morgan
Title:	Executive Vice President and Global Controller

Dated: March 9, 2022